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                                                                   EXHIBIT 10.21


                               INDUS INTERNATIONAL

                        KENT HUDSON EMPLOYMENT AGREEMENT

         This Agreement is entered into as of October 1, 2001, by and between Indus International (the "Company"), and Kent Hudson (the "Executive").

         1.       Duties and Scope of Employment.

                  (a) Positions and Duties. As of the Effective Date, Executive will serve as Chief Executive Officer and President of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board").

                  (b) Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote his business efforts and time to the Company at the Company's Atlanta, Georgia offices. Executive understands and agrees that frequent travel may be necessary in carrying out his duties hereunder including, without limitation, frequent travel to the Company's global offices as well as client sites. During the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity with or without any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof and may continue to serve as managing member of KTN Investments, LLC and as Chairman of the Board and Chief Executive Officer of SchoolDude.com, without the approval of the Board, so long as such activities do not materially interfere with his duties and obligations under this Agreement.

         2. Employment Term. Executive's employment with the Company pursuant to this Agreement (the "Employment Term") shall commence on the Effective Date and shall continue, unless otherwise terminated earlier as provided in Section 6 hereof, until December 31, 2003 (the "Original Term"); provided that the Employment Term shall be extended by the Company, in its sole discretion, for an additional twelve (12) month period (the "Additional Term") if, at least ninety (90) days prior to the end of the Original Term, the Company has notified the Executive in writing that the Employment Term shall be extended. If the Company does not notify Executive in writing that the Employment Term shall be extended at the end of the Original Term, then at such time, Executive shall become an "at-will" employee of the Company and the employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive. The Employment Term includes any period of at-will employment.

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         3.       Compensation.

                  (a) Base Salary. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of $550,000 (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to applicable tax withholding.

                  (b) Annual Bonus. In addition to the Base Salary, Executive may receive a performance bonus during each year of employment with the Company under this Agreement equal to an amount, to be determined by the Board or the Company's Compensation Committee, of up to one hundred percent (100%) of Base Salary; provided, however, that, subject to Section 9, the payment of any such bonus shall be subject to Executive's continued employment with the Company through the end of the applicable Company fiscal year. Such performance bonus, if any, shall be determined by the Compensation Committee of the Board based upon its evaluation of performance relative to the business plan and other pertinent considerations.

                  (c) Stock Option. The Company has previously granted Executive a stock option, which is, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") intended to be an "incentive stock option" (as defined in Section 422 of the Code), to purchase 1,000,000 shares of the Company's Common Stock at an exercise price equal of $7.625 per share (the "Option"). Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 25% of the shares subject to the Option on the date of grant, and as to 25% of the shares subject to the Option each year thereafter, so that the Option will be fully vested and exercisable three (3) years from the date of grant, subject to Executive's continued service to the Company on the relevant vesting dates. The Option is subject to the terms, definitions and provisions of the Company's Stock Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "Option Agreement"), both of which documents are incorporated herein by reference.

         4. Employee Benefits; Indemnification. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently or hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees (including Executive) at any time. Upon the Effective Date, Executive shall be offered an indemnification agreement comparable in form and substance to indemnification agreements previously entered into by and between the Company and its executive officers.

         5.       Vacation. Executive will be entitled to paid vacation of four
(4) weeks per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

         6. Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's expense reimbursement policies currently or hereafter in effect. The Company will reimburse Executive for


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up to two round trip coach class tickets annually between Atlanta and Las Vegas.
Such expenses shall be reimbursed in accordance with the Company's expense reimbursement policy as in effect from time to time.

         7. Wellness Reimbursement. While Executive is employed hereunder, the Company will reimburse Executive for the reasonable costs incurred in connection with Executive's annual physical examination at the Mayo Clinic; provided, however, that Executive will disclose any material findings made in connection with the annual examination to the Board.

         8. Relocation Allowance. In consideration for the term of this Agreement and for relocating to the Atlanta, Georgia area and new corporate headquarters, the Executive will receive a one-time relocation payment of $75,000 upon the purchase of a home in the Atlanta area.

         9.       Severance.

                  (a) Termination without Cause; Termination for Good Reason. If Executive's employment with the Company is terminated at any time during the Employment Term (i) by the Company without "Cause" (as defined herein) or (ii) by the Executive for "Good Reason" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company substantially in the form to be attached hereto as Exhibit A, then, subject to Section 13, Executive shall be entitled to receive as severance (i) an amount equal to two times his then-current Base Salary (less applicable withholding taxes), payable over a period of twenty-four (24) months from the date of such termination in accordance with the Company's normal payroll policies, and (ii) a bonus payment equal to the maximum bonus payment provided by this Agreement (equal to two times Executive's then-current Base Salary), payable in a lump sum within 30 days of such termination, and (iii) the Company will pay for full COBRA benefits for Executive for the earlier of eighteen (18) months or until Executive receives health, medical and/or dental benefits, respectively, from a new employer, and (iv) the Option and any new stock options granted during the term of this Agreement (collectively, the "Options"), to the extent vested on the date of termination, may be exercised until fifteen (15) months after the date of termination in order to minimize the volatility of the Company's stock.

                  (b) Voluntary Termination; Termination for Cause. If Executive's employment with the Company is terminated by Executive without Good Reason or by the Company for Cause, then (i) all vesting of the Options will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect, if applicable. If Executive's employment with the Company is terminated by Executive without Good Reason, the Options, to the extent vested on the date of termination, may be exercised until six (6) months after the date of termination in order to minimize the volatility of the Company's stock.

                  (c) Death or Disability. If Executive's employment with the Company is terminated due to Executive's death or Disability (as defined herein), and Executive or Executive's beneficiary or guardian signs and does not revoke a standard release of claims with the Company substantially in the form to be attached hereto as Exhibit A, then, subject to Section 13, Executive or Executive's beneficiary or such beneficiary's estate shall be entitled to receive as severance (i) an


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amount equal to Executive's then-current Base Salary (less applicable withholding taxes), payable over a period of twelve (12) months from the date of such termination in accordance with the Company's normal payroll policies, and
(ii) a bonus payment equal to the maximum bonus payment provided by this Agreement (equal to Executive's then-current Base Salary), payable in a lump sum within 30 days of such termination, and (iii) with respect to a termination for Disability, the Company will pay for full COBRA benefits for Executive for the earlier of twelve (12) months or until Executive receives health, medical and/or dental benefits, respectively, from a new employer, and (iv) the Options, to the extent vested on the date of termination, may be exercised until fifteen (15) months after the date of termination in order to minimize the volatility of the Company's stock.

         10. Change of Control Benefits. In the event of a "Change of Control" (as defined below) that occurs prior to the Executive's termination of employment, then on a "Trigger Date," which is the earlier of (A) the date six
(6) months after the date of the Change of Control or (B) upon the termination of Executive's employment without Cause or for Good Reason pursuant to Section 9(a), Executive's then-outstanding Options shall immediately vest and become exercisable, and may be exercised until fifteen (15) months after the Trigger Date in order to minimize the volatility of the Company's stock. In all other respects the Options shall continue to be bound by and subject to the terms of their respective agreements.

         In the event that, following a Change of Control, (i) Executive's employment is terminated without Cause or for Good Reason pursuant to Section 9(a) or (ii) Executive terminates his employment with the Company with or without Good Reason at any time after six (6) months following a Change in Control, and Executive signs and does not revoke a standard release of claims with the Company substantially in the form to be attached hereto as Exhibit A, then, subject to Section 13, Executive will receive the severance benefits set forth in Section 9(a); provided, however, that the severance payments described in Section 9(a)(i) and (ii) shall be paid in a lump sum within 15 days following Executive's termination.

         11.      Definitions.

                  (a) Cause. For purposes of this Agreement, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or
(iv) Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties.

                  (b) Change of Control. For purposes of this Agreement, "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (and provided "person" for purposes of this definition shall not include any funds managed by E.M. Warburg Pincus & Co. or Warburg Pincus LLC or their affiliates) is or becomes the "beneficial owner" (as defined in Rule
13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a


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majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or such entity's parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or such entity's parent outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

                  (c) Disability. "Disability" shall mean that the Executive has been unable to perform his Company duties as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Executive's employment. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

                  (d) Good Reason. "Good Reason" means without the Executive's express written consent (i) a significant reduction of the Executive's duties, position or responsibilities, or the removal of such Executive from such position and responsibilities, unless the Executive is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); (ii) a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) a reduction by the Company in the base compensation or discretionary bonus opportunity of the Executive as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of benefits to which the Executive was entitled immediately prior to such reduction with the result that such Executive's overall benefits package is significantly reduced; or (v) the relocation of the Executive to a facility or a location more than fifty (50) miles from such Executive's then present location.

         12. Confidential Information. Executive agrees to enter into the Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.


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         13.      Conditional Nature of Severance Payments.

                  (a) Noncompete. Executive acknowledges that the nature of the Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the twelve (12) months following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 9 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interested in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Executive may own minor investments less than 2% of outstanding stock of a publicly traded company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease and any payments already made shall be repaid by Executive to the Company. The Executive will not have any competitive restrictions in conducting business with educational institutions or any business of SchoolDude.com.

                  (b) Non-Solicitation. Until the date one (1) year after the termination of Executive's employment with the Company for any reason, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 9 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person and upon breach of this section, any payments already made shall be repaid by Executive to the Company.

                  (c) Understanding of Covenants. The Executive represents that he (i) is familiar with the foregoing covenants not to compete and not to solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

         14. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 14, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 4(a)(i) shall be either:

                  (a)      delivered in full, or

                  (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under
Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance


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benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this
Section 14 shall be made in writing by the Company's independent public accountants immediately prior to a Change of Control (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
Section 14, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 14.

         15. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

         16. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to the Company:
                  Copies to each of the Chief Financial Officer and General Counsel at the Company's principal executive office

                  If to Executive:

                  at the last residential address known by the Company.

         17. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.


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         18.      Arbitration.

                  (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Cherokee County, Georgia in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator(s) will apply Georgia law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Georgia for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                  (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

         All parties must initial here for Section 18 to be effective:
            KDH
         ---------
            TRM
         ---------

         19. Integration. This Agreement, together with the Option Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

         20. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

         21. Governing Law. This Agreement will be governed by the laws of the State of Georgia (with the exception of its conflict of laws provisions).


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         22.      Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement. Company agrees to reimburse Executive for attorney fees related to review of this Agreement.

                         [signatures on following page]



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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

         INDUS INTERNATIONAL


         By:  /s/ Thomas R. Madison              Date:        1/28/02
             -------------------------                 ------------------------

         Title:      Chairman
                ----------------------



         EXECUTIVE

           /s/ Kent Hudson                       Date:       1/25/02
        ------------------------------                 ------------------------
         Kent Hudson


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